EXHIBIT 23.1 - ACCOUNTANT CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Pre-Effective Amendment No. 2 to Form S-1 Registration Statement No. 333-167147 dated May 24, 2010, relating to the financial statements of GreenCell, Incorporated.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/S/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida

June 29, 2010